Exhibit 10.2

RESTORATION HARDWARE, INC.
AUTOMATIC OPTION GRANT PROGRAM
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of Common Stock of Restoration Hardware, Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:	$

Number of Option Shares:

Expiration Date:

Type of Option:	Non-Statutory Option

Exercise Schedule:  The Option shall be immediately exercisable for any or all of the Option Shares, provided, however, that, prior to the vesting of shares purchased under the Option, such unvested shares shall be subject to repurchase by the Corporation at the Exercise Price upon Optionee’s cessation of Service.  The Option Shares, or shares purchased under the Option, shall vest, and the repurchase right of the Corporation shall lapse, for thirty-three and one-third percent (33 1/3%) of the Option Shares or shares purchased under the Option upon Optionee’s completion of each of the three (3) years of Service measured from and after the Vesting Commencement Date, with the first such installment to become vested on the first anniversary of the Vesting Commencement Date.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Restoration Hardware, Inc. 1998 Stock Incentive Plan Amended and Restated on October 9, 2002 (the “Plan”) and more specifically the terms of the Automatic Option Grant Program under the Plan.  Optionee further agrees to be bound by the terms of the Plan, the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A and, if applicable, the terms of the Early Exercise Stock Purchase Agreement attached hereto as Exhibit B.  A copy of the Plan is available upon request made to the Secretary of the Corporation at the Corporation’s principal offices.

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No Service Contract.  Nothing in this notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time, provided such termination is otherwise allowable under the law.

Definitions.  All capitalized terms in this notice shall have the meaning assigned to them in this notice or in the attached Stock Option Agreement.

DATED:                                      , 200

RESTORATION HARDWARE, INC.

By:

Title:

Optionee

Address:

ATTACHMENTS

Exhibit A - Stock Option Agreement
Exhibit B - Early Exercise Stock Purchase Agreement

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EXHIBIT A

RESTORATION HARDWARE, INC.
STOCK OPTION AGREEMENT

RECITALS

A.           The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.             Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.             All capitalized terms in this Agreement shall have the meanings assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.               Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 below at the Exercise Price.

2.               Option Term.  This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6 below.

3.               Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, because this option is designated a Non-Statutory Option in the Grant Notice, this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of the Optionee and/or one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.               Date of Exercise.  This option shall be immediately exercisable for any or all of the Option Shares as specified in the Grant Notice.  As the option is exercised, any unexercised portion of the option shall remain exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 below.

5.               Cessation of Service.  The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason while this option is outstanding, then the period for exercising this option shall be reduced to a twelve (12)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee cease Service by reason of death while this option is outstanding, then all shares at the time subject to the option shall immediately vest so that the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise this option for any or all of the Option Shares as fully vested shares of Common Stock.  Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then all shares at the time subject to the option shall immediately vest so that Optionee shall have the right to exercise the option for any or all of the Option Shares as fully vested shares of Common Stock.  Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Service or (ii) the Expiration Date.

(d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service except as provided in (b) and (c) above.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the option has not been exercised.  However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable for vested shares except as provided in (b) and (c) above.

6.               Special Acceleration of Option in the Event of a Change in Control.

(a) This option to the extent outstanding at the time of a Change in Control transaction but not otherwise fully vested, shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares.  All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to such repurchase rights shall immediately vest in full in the event of any Change in Control.

(b) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed in connection with a Change in Control (or otherwise continued in full force and effect), then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) This option may also be subject to acceleration in accordance with the terms of any special addendum attached to this Agreement.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.               Hostile Take-Over

Upon the occurrence of a Hostile Take-Over, Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants.  Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not Optionee is otherwise at the time vested in those shares) over (ii) the aggregate Exercise Price payable for such shares.  Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.  No approval or consent of the Board or the Plan Administrator shall be required in connection with such option surrender and cash distribution.

8.               Adjustment in Option Shares.

Should any change be made to Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.               Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

10.         Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise or, if applicable, an Early Exercise Stock Purchase Agreement for the Option Shares for which the option is exercised;

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms, subject to Applicable Laws:

(A) Cash or check made payable to the Corporation; or

(B) Shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at their Fair Market Value on the Exercise Date; or

(C) Through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise;

(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option; and

(iv)                              Make appropriate arrangements with the Corporation for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends, if any, affixed thereto.

(c) In no event may this option be exercised for any fractional shares of Common Stock.

11.         Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

12.         Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13.         Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.         Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.  For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa.

15.         Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.         Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Option Agreement.

B.                                     Applicable Laws shall mean the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to the granting of stock options and the issuance of shares of Common Stock to residents therein.

C.                                     Board shall mean the Corporation’s Board of Directors.

D.                                    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation; or

(iii)                               The acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(iv)                              A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

E.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

F.                                      Common Stock shall mean shares of the Corporation’s common stock.

G.                                     Corporation shall mean Restoration Hardware, Inc., a Delaware corporation.

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H.                                    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

I.                                         Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

J.                                        Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K.                                    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price is reported; or

(ii)                                  If Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.                                      Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M.                                 Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N.                                    Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

O.                                    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P.                                      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Section 422 of the Code.

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Q.                                    Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

R.                                     Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

S.                                      Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

T.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U.                                    Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

V.                                     Plan shall mean the Corporation’s 1998 Stock Incentive Plan Amended and Restated on October 9, 2002.

W.                                Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X.                                    Service shall mean the Optionee’s performance of services for the Corporation in the capacity of a non-employee member of the Board.

Y.                                     Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z.                                     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.                         Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Restoration Hardware, Inc. (the “Corporation”) that I elect to purchase                          shares of the Corporation’s common stock (the “Purchased Shares”) at the option exercise price of $                         per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me on                         , 200   under the Corporation’s 1998 Stock Incentive Plan Amended and Restated on October 9, 2002.

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

, 20
Date

Optionee

Address:

Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:

Social Security Number:

Employee Number:

EXHIBIT B

RESTORATION HARDWARE, INC.

NON-STATUTORY STOCK OPTION

EARLY EXERCISE STOCK PURCHASE AGREEMENT

AGREEMENT made as of this     day of             200 , by and among Restoration Hardware, Inc., a Delaware corporation (the “Corporation”), and                        , the holder of a stock option (the “Optionee”) granted by the Corporation.

All capitalized terms in this Agreement shall have the meanings assigned to them in this Agreement or in the attached Appendix.

A.                                   EXERCISE OF OPTION

1.                                       Exercise.  Optionee hereby purchases                        shares of Common Stock (the “Purchased Shares”) pursuant to that certain option granted Optionee on                   , 200  to purchase up to                     shares of Common Stock at the exercise price of $      per share (the “Exercise Price”).

2.                                       Payment.  Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares as permitted in the Option Agreement (subject to Applicable Laws) and execute and deliver the Assignment Separate from Certificate set forth in Exhibit I hereto.

3.                                       Stockholder Rights.  Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares.

B.                                     TRANSFER RESTRICTIONS

1.                                       Restriction on Transfer.  Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.

2.                                       Transferee Obligations.  Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Optionee.

3.                                       Restrictive Legends.  The stock certificates for the Purchased Shares shall be endorsed with the following restrictive legend:

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“The shares represented by this certificate are subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered or in any manner disposed of except in conformity with the terms of the written agreement dated                , 200   between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.                                     REPURCHASE RIGHT

1.                                       Grant.  The Corporation is hereby granted the right (the “Repurchase Right”), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Exercise Price all or (at the discretion of the Corporation and with the consent of Optionee) any portion of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule (such shares to be hereinafter referred to as the “Unvested Shares”).

2.                                       Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period.  The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.  The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation prior to the close of business on the date specified for the repurchase.  Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents, an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Owner.

3.                                       Termination of the Repurchase Right.  The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph C.2.  In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all of the Purchased Shares in which Optionee vests in accordance with the Vesting Schedule.

4.                                       Recapitalization.  Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right.  Appropriate adjustments to reflect such distribution shall be made to the number and/or class of the Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

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5.                                       Special Termination of Repurchase Right.  The Repurchase Right shall automatically terminate in its entirety, and all of the Purchased Shares shall vest in full, immediately prior to the consummation of a Change in Control.

D.                                    SPECIAL TAX ELECTION

The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b).  Such election must be filed within thirty (30) days after the date of this Agreement.  A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II hereto.  OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION.  OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

E.                                      GENERAL PROVISIONS

1.                                       Assignment.  The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Corporation.

2.                                       No Waiver.  The failure of the Corporation in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

3.                                       Cancellation of Shares.  If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

4.                                       Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions

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imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

5.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.                                 Successors; Binding Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the Corporation and its Successors and Assigns, and the Corporation shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place.

7.                                       Notice.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

8.                                             Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

RESTORATION HARDWARE, INC.

By:

Title:

Address:

OPTIONEE

Address:

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APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Early Exercise Stock Purchase Agreement.

B.                                     Applicable Laws shall mean the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to the granting of stock options and the issuance of shares of Common Stock to residents therein.

C.                                     Board shall mean the Corporation’s Board of Directors.

D.                                    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)                                  The sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation; or

(iii)                               The acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(iv)                              A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

E.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

F.                                      Common Stock shall mean the Corporation’s common stock.

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G.                                     Corporation shall mean Restoration Hardware, Inc., a Delaware corporation.

H.                                    Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

I.                                         Option Agreement shall mean all agreements and other documents evidencing the option granted Optionee to which the Agreement relates.

J.                                        Optionee shall have the meaning assigned to such term in the first paragraph of this Agreement.

K.                                    Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

L.                                      Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer or (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of intestate succession following Optionee’s death.

M.                                 Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

N.                                    Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

O.                                    Repurchase Right shall mean the right granted to the Corporation in accordance with Article C.

P.                                      Service shall mean the Optionee’s performance of services for the Corporation in the capacity of a non-employee member of the Board.

Q.                                    Successors and Assigns shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including this Agreement), whether by operation of law or otherwise.

R.                                     Vesting Schedule shall mean the vesting schedule specified in the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the option evidenced by the Option Agreement.

S.                                      Unvested Shares shall have the meaning assigned to such term in Paragraph C.1.

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EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                         hereby sell(s), assign(s) and transfer(s) unto                                ,                       (        ) shares of the Common Stock of the Restoration Hardware, Inc. (the “Corporation”) standing in his or her name on the books of the Corporation represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                                 attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature

Instruction:  Please do not fill in any blanks other than the signature line.  Please sign exactly as you would like your name to appear on the issued stock certificate.  The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND

SECTION 83(b) TAX ELECTION

I.                                         Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option.  If the Purchased Shares are acquired pursuant to the exercise of an option not intended to satisfy the requirements of Section 422 of the Code, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date.  For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right.  However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions.  Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement.  Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.  The form for making this election is attached as part of this exhibit.  FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

For purposes of the above statement, “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price is reported; or

(ii)                                  If Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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“Plan Administrator” shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Corporation’s 1998 Stock Incentive Plan Amended and Restated on October 9, 2002.

“Stock Exchange” shall mean the American Stock Exchange or the New York Stock Exchange.

All other capitalized terms set forth above shall have the meanings assigned to them in the Agreement or in the Appendix thereto.

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SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)                                  The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)                                  The property with respect to which the election is being made is              shares of the common stock of Restoration Hardware, Inc.

(3)                                  The property was issued on              , 200  .

(4)                                  The taxable year in which the election is being made is the calendar year 200  .

(5)                                  The property is subject to a repurchase right pursuant to which Restoration Hardware, Inc. has the right to acquire the property at the original purchase price if for any reason the taxpayer’s services as a member of the board of directors of Restoration Hardware, Inc. is terminated.  The repurchase right of Restoration Hardware, Inc. will lapse in a series of annual installments over a three (3) year period.

(6)                                  The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $              per share.

(7)                                  The amount paid for such property is $            per share.

(8)                                  A copy of this statement was furnished to Restoration Hardware, Inc. for whom the taxpayer rendered the services underlying the transfer of property.

(9)                                  This statement is executed on                        , 200  .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Early Exercise Stock Purchase Agreement.  This filing should be made by registered or certified mail, return receipt requested.  The taxpayer must retain two (2) copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

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